Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Second Quarter 2017 Results

HOUSTON, TEXAS — August 2, 2017 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its second quarter 2017 results.

Production for the three months ended June 30, 2017 averaged 36,308 barrels of oil equivalent per day (Boe/d).  Production was comprised of 75% oil, 12% natural gas liquids (NGLs) and 13% natural gas for the quarter.  Second quarter production was above the Company’s guidance range of 33,000 to 35,000 Boe/d.  This outperformance was primarily driven by better than expected production from the Company’s Delaware Basin assets.

Halcón generated total revenues of $120.1 million for the second quarter of 2017.  The Company reported a net loss available to common stockholders of $27.0 million for the quarter.  Halcón also reported a net loss per basic and diluted share of $0.19 for the second quarter of 2017.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated net income of $0.7 million, or $0.00 per diluted share for the second quarter of 2017.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $65.0 million for the second quarter of 2017.

Excluding the impact of hedges, Halcón realized 91% of the average NYMEX oil price, 27% of the average NYMEX oil price for NGLs and 72% of the average NYMEX natural gas price during the second quarter of 2017.  Realized hedge proceeds totaled approximately $6.2 million for the second quarter.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $18.58 per Boe during the three months ended June 30, 2017, compared to $17.43 per Boe for the same period in 2016.  This increase in per unit total operating costs was primarily driven by higher lease operating and gathering and other expenses in 2017.  The sale of the Company’s El Halcón East Texas Eagle Ford properties drove these increases in per unit operating costs as the El Halcón assets had lower per unit lease operating and gathering costs compared to the Company’s retained Williston Basin assets.

Asset Sales

As previously announced, the Company has entered into an agreement to sell its operated Williston Basin assets for $1.4 billion (the “Williston Basin Asset Sale”).  Halcón expects this sale to close in early September of 2017.  This sale has a June 1, 2017 effective date and therefore all capital incurred on this asset from June 1 through closing will constitute a positive purchase price adjustment to Halcón.  The Company also recently entered into agreements to sell certain other miscellaneous non-core properties (the “Non-Core Assets”).  The total net proceeds from these Non-Core Asset sales is expected to be approximately $20 million with the transactions expected to close in the third quarter of 2017.  These Non-Core Assets are currently producing approximately 1,400 Boe/d comprised of 14% oil, 23% NGL and 63% gas.  The Non-Core Asset sales will improve the Company’s profitability going forward and further streamline the business.

After these divestitures, Halcón’s remaining assets will consist of the Delaware Basin currently producing 4,400 Boe/d and its non-operated Williston Basin assets producing 2,250 Boe/d.  The Company is continuing to evaluate the potential divestiture of its non-operated Williston Basin assets.

Liquidity and Capital Spending

As of June 30, 2017, Halcón’s liquidity was $685 million pro forma for the Williston Basin Asset Sale, the closing of the Non-Core Asset sales and the assumed redemption of all of the Company’s 12.0% second lien notes outstanding and 50% of its 6.75% unsecured notes outstanding.  This liquidity is based on $567 million of cash on hand plus an undrawn senior secured revolving credit facility with an expected borrowing base of $125 million.

During the second quarter of 2017, Halcón incurred capital costs of approximately $103 million on drilling and completions and $7 million on infrastructure, seismic and other costs.

Hedging Update

As of August 2, 2017, Halcón had 21,250 barrels per day (bbl/d) of oil hedged for the last six months of 2017 at an average price of $54.85 per barrel.  For 2018, the Company has 7,750 barrels per day of oil hedged at an average price of $52.57 per barrel.  Halcón also has Midland vs. Cushing basis differential swaps in place, with 10,000 bbl/d hedged in 2018 at an average swap price of -$1.25 per barrel and 7,500 bbl/d hedged in 2019 at an average swap price of -$1.20 per barrel.

As of August 2, 2017, Halcón had 20,000 million British thermal units per day (MMBtu/d) of natural gas hedged for the last six months of 2017 at an average price of $3.33 per MMBtu.  The Company also has 10,000 MMBtu/d of natural gas hedged in 2018 at an average price of $3.16 per MMBtu.  Halcón also has Waha vs. Henry Hub basis differential swaps in place, with

5,000 MMBtu/d of natural gas hedged for the second half of 2017 through 2018 at an average swap price of -$0.41 per MMBtu.

Operations Update

Delaware Basin — Hackberry Draw Prospect (Pecos County)

Halcón’s Hackberry Draw area in Pecos County consists of 26,480 net acres and 29 producing wells.

After drilling 7 horizontal wells in this area over the last few months, Halcón recently moved its two operated rigs from its Hackberry Draw area in Pecos County to its Monument Draw area in Ward County.  The Company plans to bring on a third operated rig to resume drilling in  Hackberry Draw in October of 2017.  Accordingly, Halcón plans to operate 2 rigs in Monument Draw for the rest of 2017 and one rig in Hackberry Draw for the fourth quarter of 2017.  Halcon expects to spud a total of 11 wells in Hackberry Draw in 2017 (7 Wolfcamp B, 3 Wolfcamp A and 1 Bone Spring).  All of these wells except one are planned for 10,000 foot laterals and are expected to generate EURs of 1.1 MMboe to 1.3 MMboe (2 stream).  The average working interest of these wells is 83%.

The Company started completion operations with a dedicated frac crew in Hackberry Draw in late June and recently completed its first operated well, the Balbo Adrianna West 1H.  This well is currently flowing back after frac.  Halcón is currently fracing a two well pad and expects these wells to be put online in mid to late August of 2017.  The Company expects to put 7 gross wells online in 2017 in Hackberry Draw with an average working interest of 91%.

Delaware Basin — Monument Draw Prospect (Ward County)

Halcón’s Monument Draw area consists of 15,040 net acres and one producing well completed by the Company in May 2017 (CRMWD 79-1H).  This well was completed with a ~5,200 foot lateral and produced more than 73,000 Boe over its first 60 days of production.  The well achieved a peak 30-day flowing IP rate of 258 boe/d per 1,000’ (82% oil) with a peak 24-hour IP rate of 319 boe/d per 1,000’.  The CRMWD 79-1H is tracking to an estimated 1.1 MMboe EUR (2 stream with 80% oil).  The Company estimates this well would have an EUR in excess of 2 MMboe had it been completed with a 10,000 foot lateral.

The northern portion of the Monument Draw Prospect consisting of 8,320 net acres is held under an option contract while 6,720 net acres in the southern portion of Monument Draw is held outright by Halcón.  The Company is currently drilling a vertical pilot well on the northern option acreage and plans to drill a horizontal well in the Northern tract after reaching total depth on the pilot well.  Halcón expects to exercise the option on the northern acreage in the fourth quarter of 2017 at a cost of approximately $108 million.

Halcón’s second operated rig in Monument Draw is currently rigging up to begin drilling in the next few days on the southern portion of the acreage.  These two rigs will operate in Monument Draw for the rest of 2017.  The Company expects to spud a total of 8 horizontal wells on its Monument Draw prospect in 2017 (combination of Wolfcamp A and Wolfcamp B).

All of these wells are planned to be 10,000 foot laterals and are expected to generate EURs of 1.4 MMboe to 1.8 MMboe (2 stream).  All Monument Draw wells have a working interest of 100%.

The Company’s dedicated frac crew will move over to the Monument Draw area later in 2017.  Halcón expects to put 3 gross wells online in 2017 in Monument Draw.

Williston Basin

Halcón currently has working interests in approximately 119,300 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which is held by production (HBP).

The Company operated two rigs in the Williston Basin during the second quarter of 2017.  Halcón spud 13 gross wells and put 5 gross wells online during the quarter.

The Company is currently the operator of 228 producing Bakken wells and 78 Three Forks wells. Halcón currently has 8 Bakken wells and 7 Three Forks wells being completed or waiting on completion on its operated acreage.

Guidance Update

Halcón projects its fourth quarter 2017 production to be between 11,000 to 14,000 Boe/d (76% oil, 12% NGL and 12% gas) and its full year 2017 production to be 28,000 to 30,000 Boe/d (76% oil, 12% NGL and 12% gas).  Halcón still expects full year D&C capex to be approximately $300 million.  D&C capex is unchanged despite selling the Williston Basin assets because the Company is now planning to add a third operated rig in the Delaware Basin in October 2017.  These production guidance figures include the impact of the Williston Basin Asset Sale closing in early September of 2017 and the Non-Core Asset divestitures closing in August of 2017.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Thursday, August 3, 2017, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 54153718.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 6893810.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, divestitures, liquidity, capital spending, drilling and completion plans, and option exercises.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

We may use the terms “resource potential” and “EUR” in this press release to describe estimates of potentially recoverable hydrocarbons that the SEC rules prohibit from being included in filings with the SEC.  These are based on the Company’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques.  These quantities do not constitute “reserves” within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and are subject to substantially greater uncertainties relating to recovery than reserves. “EUR,” or Estimated Ultimate Recovery, refers to our management’s internal estimates based on per well hydrocarbon quantities that may be potentially recovered from a hypothetical future well completed as a producer in the area. For areas where the Company has no or very limited operating history, EURs are based on publicly available information relating to operations of producers operating in such areas.  For areas where the Company has sufficient operating data to make its own estimates, EURs are based on internal estimates by the Company’s management and reserve engineers.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$108,695	$99,095	$231,216	$174,062
Natural gas	5,946	3,159	12,165	6,901
Natural gas liquids	5,306	3,504	11,331	5,441
Total oil, natural gas and natural gas liquids sales	119,947	105,758	254,712	186,404
Other	190	389	1,023	1,092
Total operating revenues	120,137	106,147	255,735	187,496

Operating expenses:
Production:
Lease operating	20,380	16,981	41,024	37,559
Workover and other	7,128	7,915	18,569	15,706
Taxes other than income	10,727	9,753	22,303	17,011
Gathering and other	11,812	10,519	23,754	21,903
Restructuring	50	189	805	5,073
General and administrative	26,922	24,708	47,771	66,324
Depletion, depreciation and accretion	31,962	39,671	64,848	94,937
Full cost ceiling impairment	—	257,869	—	754,769
(Gain) loss on sale of oil and natural gas properties	(4,500)	—	(235,690)	—
Other operating property and equipment impairment	—	—	—	28,056
Total operating expenses	104,481	367,605	(16,616)	1,041,338
Income (loss) from operations	15,656	(261,458)	272,351	(853,842)
Other income (expenses):
Net gain (loss) on derivative contracts	24,156	(54,523)	50,554	(35,781)
Interest expense and other, net	(19,635)	(58,322)	(44,478)	(106,113)
Gain (loss) on extinguishment of debt	—	—	(56,898)	81,434
Total other income (expenses)	4,521	(112,845)	(50,822)	(60,460)
Income (loss) before income taxes	20,177	(374,303)	221,529	(914,302)
Income tax benefit (provision)	—	—	(12,000)	—
Net income (loss)	20,177	(374,303)	209,529	(914,302)
Non-cash preferred dividend	(47,206)	—	(48,007)	—
Series A preferred dividends	—	(3,198)	—	(6,396)
Preferred dividends and accretion on redeemable noncontrolling interest	—	(4,852)	—	(28,517)
Net income (loss) available to common stockholders	$(27,029)	$(382,353)	$161,522	$(949,215)

Net income (loss) per share of common stock:
Basic	$(0.19)	$(3.17)	$1.37	$(7.89)

Diluted	$(0.19)	$(3.17)	$1.37	$(7.89)

Weighted average common shares outstanding:
Basic	143,545	120,708	117,554	120,360

Diluted	143,545	120,708	118,209	120,360

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor
	June 30, 2017	December 31, 2016
Current assets:
Cash	$21	$24
Accounts receivable	124,250	147,762
Receivables from derivative contracts	26,389	5,923
Prepaids and other	6,839	6,940
Total current assets	157,499	160,649
Oil and natural gas properties (full cost method):
Evaluated	1,326,160	1,269,034
Unevaluated	1,053,408	316,439
Gross oil and natural gas properties	2,379,568	1,585,473
Less - accumulated depletion	(527,654)	(465,849)
Net oil and natural gas properties	1,851,914	1,119,624
Other operating property and equipment:
Gas gathering and other operating assets	67,595	38,617
Less - accumulated depreciation	(3,041)	(1,107)
Net other operating property and equipment	64,554	37,510
Other noncurrent assets:
Receivables from derivative contracts	5,477	—
Funds in escrow and other	1,906	1,887
Total assets	$2,081,350	$1,319,670

Current liabilities:
Accounts payable and accrued liabilities	$223,305	$186,184
Liabilities from derivative contracts	280	16,434
Other	4,704	4,935
Total current liabilities	228,289	207,553
Long-term debt, net	1,093,548	964,653
Other noncurrent liabilities:
Liabilities from derivative contracts	363	486
Asset retirement obligations	26,980	31,985
Other	141	2,305
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 150,101,781 and 92,991,183 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	15	9
Additional paid-in capital	1,002,469	592,663
Retained earnings (accumulated deficit)	(270,455)	(479,984)
Total stockholders’ equity	732,029	112,688
Total liabilities and stockholders’ equity	$2,081,350	$1,319,670

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income (loss)	$20,177	$(374,303)	$209,529	$(914,302)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	31,962	39,671	64,848	94,937
Full cost ceiling impairment	—	257,869	—	754,769
(Gain) loss on sale of oil and natural gas properties	(4,500)	—	(235,690)	—
Other operating property and equipment impairment	—	—	—	28,056
Share-based compensation, net	12,943	1,507	21,290	3,652
Unrealized loss (gain) on derivative contracts	(18,005)	135,303	(42,219)	224,281
Amortization and write-off of deferred loan costs	711	1,278	896	3,024
Amortization of discount and premium	243	718	1,887	1,269
Loss (gain) on extinguishment of debt	—	—	56,898	(81,434)
Accrued settlements on derivative contracts	(2,255)	9,810	(3,520)	(23,072)
Other income (expense)	(121)	2,048	(1,004)	3,973
Cash flow from operations before changes in working capital	41,155	73,901	72,915	95,153
Changes in working capital	35,928	34,468	49,728	47,590
Net cash provided by (used in) operating activities	77,083	108,369	122,643	142,743

Cash flows from investing activities:
Oil and natural gas capital expenditures	(77,407)	(53,496)	(121,210)	(170,416)
Proceeds received from sale of oil and natural gas properties	—	15	477,306	(407)
Acquisition of oil and natural gas properties	(200,183)	(3)	(907,487)	158
Acquisition of other operating property and equipment	—	—	(25,538)	—
Other operating property and equipment capital expenditures	(13,233)	(240)	(13,735)	(886)
Proceeds received from sale of other operating property and equipment	66	54	10,352	115
Funds held in escrow and other	285	49	285	59
Net cash provided by (used in) investing activities	(290,472)	(53,621)	(580,027)	(171,377)

Cash flows from financing activities:
Proceeds from borrowings	206,000	139,000	1,235,000	425,000
Repayments of borrowings	(53,000)	(195,000)	(1,118,000)	(395,648)
Premium paid to repurchase the 2020 Second Lien Notes	—	—	(30,917)	—
Debt issuance costs	(1,315)	(1)	(16,823)	(1,186)
Preferred stock issued	—	—	400,055	—
Offering costs and other	(432)	(177)	(11,934)	(385)
Net cash provided by (used in) financing activities	151,253	(56,178)	457,381	27,781

Net increase (decrease) in cash	(62,136)	(1,430)	(3)	(853)

Cash at beginning of period	62,157	8,603	24	8,026
Cash at end of period	$21	$7,173	$21	$7,173

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Production volumes:
Crude oil (MBbls)	2,470	2,498	5,101	5,274
Natural gas (MMcf)	2,579	2,322	5,018	4,842
Natural gas liquids (MBbls)	405	380	830	781
Total (MBoe)	3,304	3,265	6,767	6,862
Average daily production (Boe/d)	36,308	35,879	37,387	37,703

Average prices:
Crude oil (per Bbl)	$44.01	$39.67	$45.33	$33.00
Natural gas (per Mcf)	2.31	1.36	2.42	1.43
Natural gas liquids (per Bbl)	13.10	9.22	13.65	6.97
Total per Boe	36.30	32.39	37.64	27.16

Cash effect of derivative contracts:
Crude oil (per Bbl)	$2.46	$32.19	$1.60	$35.60
Natural gas (per Mcf)	0.02	0.16	0.03	0.15
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	1.86	24.74	1.23	27.47

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$46.47	$71.86	$46.93	$68.60
Natural gas (per Mcf)	2.33	1.52	2.45	1.58
Natural gas liquids (per Bbl)	13.10	9.22	13.65	6.97
Total per Boe	38.16	57.13	38.87	54.63

Average cost per Boe:
Production:
Lease operating	$6.17	$5.20	$6.06	$5.47
Workover and other	2.16	2.42	2.74	2.29
Taxes other than income	3.25	2.99	3.30	2.48
Gathering and other, as adjusted (1)	3.02	2.27	2.83	2.25
Restructuring	0.02	0.06	0.12	0.74
General and administrative, as adjusted (1)	3.98	4.55	3.70	4.53

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$8.15	$7.57	$7.06	$9.66
Share-based compensation:
Non-cash	(3.92)	(0.46)	(3.15)	(0.53)
Transaction costs, key employee retention agreements and other:
Cash	(0.25)	(2.56)	(0.21)	(4.60)
General and administrative, as adjusted(2)	$3.98	$4.55	$3.70	$4.53

Gathering and other, as reported	$3.58	$3.22	$3.51	$3.19
Rig termination / stacking charges	(0.56)	(0.95)	(0.68)	(0.94)
Gathering and other, as adjusted(3)	$3.02	$2.27	$2.83	$2.25

Total operating costs, as reported	$23.31	$21.40	$22.67	$23.09
Total adjusting items	(4.73)	(3.97)	(4.04)	(6.07)
Total operating costs, as adjusted(4)	$18.58	$17.43	$18.63	$17.02

(2) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash share-based compensation charges relating to equity awards under our incentive stock plans, as well as cash charges associated with transactions, key employee retention agreements and other costs incurred in connection with our restructuring. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges incurred as a result of reductions in our drilling activities due to a dramatic decline in oil and natural gas prices beginning in 2014. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
As Reported:
Net income (loss) available to common stockholders, as reported	$(27,029)	$(382,353)	$161,522	$(949,215)
Non-cash preferred dividend	47,206	—	48,007	—
Series A preferred dividends	—	3,198	—	6,396
Preferred dividends and accretion on redeemable noncontrolling interest	—	4,852	—	28,517
Net income (loss), as reported	20,177	(374,303)	209,529	(914,302)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(17,176)	$134,701	$(40,736)	$223,542
Natural gas	(829)	602	(1,483)	739
Total mark-to-market non-cash charge	(18,005)	135,303	(42,219)	224,281
Full cost ceiling impairment	—	257,869	—	754,769
(Gain) loss on sale of oil and natural gas properties	(4,500)	—	(235,690)	—
Other operating property and equipment impairment	—	—	—	28,056
Loss (gain) on extinguishment of debt	—	—	56,898	(81,434)
Deferred financing costs expensed, net (1)	305	—	305	665
Restructuring	50	189	805	5,073
Rig termination / stacking charges, key employee retention agreements, transaction costs and other	2,679	13,498	6,009	41,022
Selected items, before income taxes	(19,471)	406,859	(213,892)	972,432
Income tax effect of selected items (2)	—	—	12,000	—
Selected items, net of tax	(19,471)	406,859	(201,892)	972,432

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$706	$32,556	$7,637	$58,130
Interest on convertible debt, net	—	5,115	—	9,255
Net income (loss) available to common stockholders after assumed conversions, excluding selected items (3)	$706	$37,671	$7,637	$67,385

Basic net income (loss) per common share, as reported	$(0.19)	$(3.17)	$1.37	$(7.89)
Impact of selected items	0.19	3.44	(1.31)	8.37
Basic net income (loss) per common share, excluding selected items (3)	$—	$0.27	$0.06	$0.48

Diluted net income (loss) per common share, as reported	$(0.19)	$(3.17)	$1.37	$(7.89)
Impact of selected items	0.19	3.43	(1.31)	8.36
Diluted net income (loss) per common share, excluding selected items (3)(4)	$—	$0.26	$0.06	$0.47

Net cash provided by (used in) operating activities	$77,083	$108,369	$122,643	$142,743
Changes in working capital	(35,928)	(34,468)	(49,728)	(47,590)
Cash flow from operations before changes in working capital	41,155	73,901	72,915	95,153
Cash components of selected items	4,984	1,831	10,255	65,286
Income tax effect of selected items (2)	—	—	12,000	—
Cash flow from operations before changes in working capital, adjusted for selected items (3)	$46,139	$75,732	$95,170	$160,439

(1)  For the 2017 (Successor) columns, this represents non-recurring charges in connection with  the redetermination of the Company’s borrowing base under its senior revolving credit facility.

For the 2016 (Predecessor) columns, this represents charges related to the write-off of debt issuance costs associated with the Predecessor Credit Agreement.

(2)  For the 2017 (Successor) columns, this represents the tax impact from the estimated alternative minimum tax generated primarily by the gain from the sale of the El Halcón Assets.

For the 2016 (Predecessor) columns, this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

(3)  Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4)  The impact of selected items for the three months ended June 30, 2017 (Successor) and 2016 (Predecessor) was calculated based upon weighted average diluted shares of 144.3 million and 144.5 million, respectively, due to the net income available to common stockholders, excluding selected  items.

The impact of selected items for the six months ended June 30, 2017 (Successor) and 2016 (Predecessor) was calculated based upon weighted average diluted shares of 118.2 million and 144.1 million, respectively, due to the net income available to common stockholders, excluding selected  items.

EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income (loss), as reported	$20,177	$(374,303)	$209,529	$(914,302)
Interest expense	19,557	56,406	44,747	102,488
Depletion, depreciation and accretion	31,962	39,671	64,848	94,937
Full cost ceiling impairment	—	257,869	—	754,769
Other operating property and equipment impairment	—	—	—	28,056
Income tax provision (benefit)	—	—	12,000	—
Share-based compensation	12,943	1,507	21,290	3,652
Interest income	(59)	(10)	(158)	(21)
(Gain) loss on sale of other assets	(65)	(103)	3	(162)
EBITDA(1)	$84,515	$(18,963)	$352,259	$69,417
Impact of adjusting items:
Restructuring	50	189	805	5,073
Loss (gain) on extinguishment of debt	—	—	56,898	(81,434)
(Gain) loss on sale of oil and natural gas properties	(4,500)	—	(235,690)	—
Loss (gain) on mark-to-market of embedded derivative and tranche rights	—	2,046	—	3,020
Unrealized loss (gain) on derivatives contracts	(18,005)	135,303	(42,219)	224,281
Write-off of deferred loan costs	305	—	305	665
Rig termination / stacking charges	1,860	3,109	4,603	6,461
Transaction costs, key employee retention agreements and other	819	8,343	1,406	31,541
Adjusted EBITDA(1)	$65,044	$130,027	$138,367	$259,024

(1)  EBITDA and Adjusted EBITDA are non-gaap measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.